Exhibit 3.15

[LOGO]	DEAN HELLER		Office Use Only:
	Secretary of State	ARTICLES OF

		INCORPORATION	FILED # C-21002-00
	101 North Carson Street, Suite 3	(PURSUANT TO NRS 78)
Carson City, Nevada 89701-4786
(775) 684-5708

Important: Read attached instructions before completing form.

1. Name of Corporation:	JWP Investments, Inc.

2. Residential Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada

Name
	6100 Neil Road, Suite 500,	Reno,	NEVADA	89511

	Street Address	City		Zip Code

3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	1,000 Par value: $1	Number of shares without par value:	—

4. Names, Addresses, Number of Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of one member whose names and addresses are as follows:

1. Luis F. Machado

Name
	8310 - 16th Street	Sturtevant,	WI	53177

	Street Address	City	State	Zip Code

2.

Name

	Street Address	City	State	Zip Code

3.

Name

	Street Address	City	State	Zip Code

4.

Name

	Street Address	City	State	Zip Code

5. Purpose: (optional—see instructions)	The purpose of this Corporation shall be:

6. Other Matters: (see instructions)	Number of additional pages attached:

7. Names, Addresses and Signatures of Incorporators (attach additional pages if there are more than 2 incorporations)	Luis F. Machado		/s/ LUIS F. MACHADO

	Name		Signature

	8310 - 16th Street	Sturtevant,	WI	53177

	Address	City	State	Zip Code

	Name		Signature

	Address	City	State	Zip Code

8. Certificate of Acceptance of Appointment of Resident Agent:	1. The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation

	/s/ FRANCIS P. REGAN		8-4-00
	Signature of Resident Agent Francis P. Regan Assistant Secretary		Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State CORPART1999.01
Revised On:

ARTICLES OF MERGER
OF
S. C. JOHNSON PROFESSIONAL, INC.
INTO
JWP INVESTMENTS, INC.

FIRST:  The name of the surviving entity is JWP Investments, Inc., and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is: S. C. Johnson Professional, Inc., organized in the jurisdiction of Delaware, the laws of which permits this merger.

SECOND:  A plan of merger was adopted by each entity that is a party to this merger.

THIRD:  The plan of merger was approved by the required consent of the owner of JWP Investments, Inc., and approved by the required consent of the owner of S. C. Johnson Professional, Inc.

FOURTH:  The complete executed plan or merger is on file at the registered office located at 3993 Howard Hughes Parkway, Suite 100, Las Vegas, NV 89109, and a copy of the plan will be furnished by on request and without cost to any owner or any entity which is a party to this merger.

FIFTH:  All entities party to this merger have complied with laws of their respective jurisdiction of organization concerning this merger.

SIXTH:  JWP Investments, Inc. designates the following address as the address to which the Nevada Secretary of State is to mail any process served on him or her against the entity: 8310—16th Street, Sturtevant, WI 53177, Attention: General Counsel.

SEVENTH:  This merger shall be effective on the date of filing of the Agreement of Merger with the Delaware Secretary of State.

JWP INVESTMENTS, INC.

/s/ WILLIAM A. UELMEN
William A. Uelmen President

/s/ LUIS F. MACHADO
Luis F. Machado Secretary

State of Nevada	)
	)	ss.
County of Clark	)

On February 7, 2002, personally appeared before me, a Notary Public William A. Uelmen, who acknowledged that he executed the above instrument.

/S/ CYNTHIA LYNN BEER
(Signature of Notary Public)

[NOTARY STAMP OR SEAL]

[LOGO]

State of Wisconsin	)
	)	ss.
County of Racine	)

On February 7, 2002, personally appeared before me, a Notary Public Luis F. Machado, who acknowledged that he executed the above instrument.

/S/ KAREN L. BARTH
(Signature of Notary Public)

[NOTARY STAMP OR SEAL]

[LOGO]